Acknowledgement of Independent Registered Public Accounting Firm
The Board of Directors
YUM! Brands, Inc.

We hereby acknowledge our awareness of the use of our report dated August 8, 2017, included within the Quarterly Report on Form 10-Q of YUM! Brands, Inc. for the quarter and the year-to-date period ended June 30, 2017, and incorporated by reference in the following Registration Statements:

Description	Registration Statement Number
Form S-3 Yum! Direct Stock Purchase Program Debt Securities	333-46242 333-188216
Form S-8
Restaurant Deferred Compensation Program
Executive Income Deferral Program
SharePower Stock Option Plan
YUM! Brands 401 (k) Plan
YUM! Brands, Inc. Restaurant General Manager Stock Option Plan
YUM! Brands, Inc. Long-Term Incentive Plan
333-36877, 333-32050 333-36955 333-36961 333-36893, 333-32048, 333-109300 333-64547 333-32052, 333-109299, 333-170929

Pursuant to Rule 436(c) under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.
(signed) KPMG LLP

Louisville, Kentucky
August 8, 2017